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                                                                   EXHIBIT 99(b)

                          REGISTRATION RIGHTS AGREEMENT


         This Registration Rights Agreement (the "AGREEMENT") is entered into as of this 30th day of June, 2000, by and between Crane & Co., Inc., a Massachusetts corporation (the "INVESTOR"), and American Bank Note Holographics, Inc., a Delaware corporation ("ABNH").

         WHEREAS, The Investor and ABNH have entered into a Stock Purchase Agreement dated as of the date hereof (the "PURCHASE AGREEMENT"), pursuant to which the Investor will purchase up to 3,387,720 shares of ABNH's Common Stock ("COMMON STOCK"). The parties wish to agree as to certain rights concerning the registration of the Registrable Shares.

         Certain capitalized terms used herein are defined in Section 4 hereof. Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Purchase Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         SECTION 1. DEMAND REGISTRATION RIGHTS.

                  (a) At any time, upon written demand from the Investor or any Permitted Transferee requesting that ABNH file a registration statement under the Securities Act of 1933, as amended (the "SECURITIES ACT"), for a firm commitment underwritten public offering of Registrable Securities, ABNH shall use its best efforts to file a registration statement under the Securities Act covering the Registrable Securities requested to be registered within 90 days after receiving notice of such request for registration from the Investor or any Permitted Transferee. ABNH is obligated to effect one such demand registration requested by the Investor or Permitted Transferee.

                  (b) The registration statement filed pursuant to this Section 1 may, subject to the provisions of Section 1(d), include other securities of ABNH which are held by (i) officers or directors of ABNH or (ii) other persons who, by virtue of agreements with ABNH are entitled to include their securities in any such registration (collectively, the "Other Stockholders").

                  (c) ABNH shall have the right to defer its obligation to effect a registration for up to one hundred twenty (120) calendar days, if, in the good faith judgment of ABNH's board of directors, effecting a registration would be seriously

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detrimental to ABNH and an executive officer of ABNH so notifies the
Investor in writing. The right of ABNH to defer such obligation may only be exercised once and in any year and may not be exercised more than twice during the term of this Agreement.

                  (d) If the underwriter managing the offering determines that, because of marketing considerations, all of the Registrable Securities requested to be registered may not be included in the offering, the underwriter may reduce the number of Registrable Securities included therein. Such reduction shall be applied (i) first, to shares other than Registrable Securities and other than securities held by Other Stockholders, (ii) second, to securities held by Other Stockholders, and (iii) third, to the Registrable Securities. If any such reduction results in the inclusion of less than 75% of the Registrable Securities requested to be included therein, such registration shall not be deemed a registration under this Section 1.

         SECTION 2.  PIGGYBACK REGISTRATION RIGHTS.

                  (a) Whenever ABNH proposes to register any Common Stock for its own or others' account under the Securities Act, other than a registration relating to employee benefit plans or a registration solely relating to shares to be sold under Rule 145 or similar provision under the Securities Act, ABNH shall give the Investor prompt written notice of its intent to do so. Upon the written request of the Investor given within 20 days after receipt of such notice, ABNH will use its best efforts to cause to be included in such registration all of the Registrable Securities which the Investor or any Permitted Transferee requests.

                  (b) If ABNH is advised in writing in good faith by any managing underwriter of the securities being offered pursuant to any registration statement under this Section 2 that, because of marketing considerations, the number of shares to be sold by persons other than ABNH is greater than the number of such shares which can be offered without adversely affecting the offering, ABNH may reduce the number of shares offered for the accounts of such persons to a number deemed satisfactory by such managing underwriter. Such reduction shall be applied (i) first, to shares other than Registrable Securities and other than securities held by Other Stockholder, (ii) second, to securities held by Other Stockholders, and (iii) to the Registrable Securities.

         SECTION 3. FORM S-3 REGISTRATION RIGHTS. If, at a time when Form S-3 (or a comparable form) is available for such registration, ABNH shall receive from the Investor a written request or requests that ABNH effect a registration on Form S-3 (or such comparable form) of the Registrable Securities, ABNH will, as soon as reasonably practicable, effect such registration

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and all related qualifications and compliances as may be requested and as would permit or facilitate the sale and distribution of all Registrable Securities as are specified in such request. ABNH will maintain the effectiveness of such registration statement for as long as requested by the Investor and until such time as the Registrable Securities no longer meet the definition of Registrable Securities. Any registration under this Section 3 will not be counted as a registration under Section 1 above.

         SECTION 4.  DEFINITIONS.

                  (a) As used herein, "REGISTRABLE SECURITIES" means all shares of Common Stock held by the Investor and Permitted Transferees at any time, including without limitation any other shares of Common Stock of ABNH acquired (or which may be acquired upon the exercise or conversion of securities for or into shares of Common Stock) by the Investor pursuant to any preemptive right, right of first refusal or otherwise, and any other shares of Common Stock of ABNH issued in respect of any of such securities (as a result of stock splits, stock dividends, reclassifications, recapitalizations or other events); PROVIDED, HOWEVER, that such securities shall cease to be Registrable Securities upon (i) any sale pursuant to a registration statement under the Securities Act,
(ii) any sale that constitutes a "brokers' transaction" pursuant to Rule 144 under the Securities Act, or (iii) delivery of a written opinion of counsel reasonably satisfactory to the Investors and the Permitted Transferees that such securiites are eligible for sale under Rule 144(k) under the Securities Act.

                  (b) As used herein, "COMMON STOCK" means the Common Stock of ABNH, and any replacement class(es) of common stock of ABNH into which such Common Stock is exchanged or converted.

         SECTION 5. SELECTION OF UNDERWRITER. The underwriter of any offering pursuant to Section 1 hereof shall be a nationally-recognized investment bank selected by the Investor or the Permitted Transferees initiating such registration, PROVIDED that such underwriter shall be reasonably acceptable to ABNH. The underwriter of any offering requested pursuant to Section 2 hereof shall be selected by ABNH.

         SECTION 6. REGISTRATION PROCEDURES. If and whenever ABNH is required by the provisions of this Agreement to use its best efforts to effect the registration of any of the Registrable Securities under the Securities Act, ABNH shall:

                  (a) as expeditiously as possible (and, in the case of a registration pursuant to Section 1 hereof, within 45 days of any request thereunder) file with the Securities and Exchange Commission (the "COMMISSION") a registration statement, in form

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and substance required by the Securities Act, with respect to such
Registrable Securities and use its best efforts to cause that registration statement to become effective as soon as practicable;

                  (b) as expeditiously as possible, prepare and file with the Commission any amendments and supplements to the registration statement and the prospectus included in the registration statement as may be necessary to keep the registration statement effective, in the case of a firm commitment underwritten public offering, until completion of the distribution of all securities described therein and, in the case of any other offering, until the earlier of the sale of all Registrable Securities covered thereby or 120 days after the effective date thereof;

                  (c) as expeditiously as possible, furnish to the Investor such reasonable numbers of copies of the prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as the Investor may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by the Investor;

                  (d) as expeditiously as possible, use its best efforts to register or qualify the Registrable Securities covered by the registration statement under the securities or Blue Sky laws of such states as the Investor shall reasonably request, and do any and all other acts and things that may be necessary or desirable to enable the Investor to consummate the public sale or other disposition in such states of the Registrable Securities owned by the Investor; PROVIDED, HOWEVER, that ABNH shall not be required in connection with this paragraph (d) to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction;

                  (e) in connection with each registration pursuant to Sections 1, 2 and 3 above covering an underwritten public offering, agree with the Investor to enter into a written agreement with the managing underwriter in such form and containing such provisions (including, if the underwriter so requests, customary contribution provisions on the part of ABNH) as are customary in the securities business for such an arrangement between such underwriter and companies of ABNH's size and investment stature, PROVIDED that the Investor shall not be obligated to enter into any such underwriting agreement if the indemnification provisions thereof are more burdensome on the Investor than those contained herein or if any standback or lock-up requirement therein is for a period that exceeds the period required by this Agreement;

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                  (f) at the request of the Investor, furnish to each
underwriter, if any, and to the Investor, a legal opinion of ABNH's counsel and a letter from its independent certified public accountants, each in customary form and substance, at such time or times as such documents are customarily provided in the type of offering involved;

                  (g) whenever ABNH is registering any Common Stock under the Securities Act and the Investor is selling securities under such registration or determines that it may be a controlling person under the Securities Act, keep the Investor advised in writing of the initiation, progress and completion of such registration, and ABNH will also allow the Investor and the Investor's counsel to participate in the preparation of the registration statement and to have access to all relevant corporate records, documents and information, will include in the registration statement such information as the Investor may reasonably request and will take all such other action as the Investor may reasonably request;

                  (h) in participating in any registration pursuant to this Agreement, be entitled to receive from the Investor such information regarding the Investor and the distribution proposed by the Investor as ABNH may reasonably request in writing and as shall be required in connection with the registration, qualification or compliance referred to in this Agreement;

                  (i) as of the effective date of any registration statement relating thereto, cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by ABNH are then listed; and

                  (j) as of the effective date of any registration statement relating thereto, provide a transfer agent and registrar for all such Registrable Securities.

         SECTION 7. EXPENSES. ABNH will pay all expenses incurred by ABNH in complying with this Agreement, including, without limitation, all registration and filing fees, exchange listing fees, printing expenses, transfer taxes, fees and expenses of counsel for ABNH and the fees and expenses of one counsel selected by the Investor to be included in such registration to represent them, state Blue Sky fees and expenses, and the expense of any special audits incident to or required by any such registration, but excluding underwriting discounts and selling commissions relating to the sale of the Registrable Securities.

         SECTION 8. NOTIFICATION. Upon filing any registration statement, ABNH shall promptly notify the Investor of any event which results in the prospectus included in such registration statement, as then in effect, containing an untrue statement of a material fact or omitting to state a material fact required to be

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stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

         SECTION 9.  INDEMNIFICATION AND CONTRIBUTION.

                  (a) INDEMNIFICATION BY ABNH. ABNH shall indemnify and hold harmless the Investor, its officers, directors and partners, each underwriter of the Registrable Securities being sold by the Investor, and each controlling person of any of the foregoing, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular, or other document relating to such Registrable Securities (or in any related registration statement, notification or the like) or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by ABNH of the Act, or the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), or any applicable state securities laws, or any rule or regulation promulgated thereunder, applicable to ABNH and relating to action or inaction required of ABNH in connection with any registration, qualification or compliance contemplated by this Agreement, and will reimburse the Investor, each of its officers, directors and partners, and each such underwriter and controlling person for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, whether or not resulting in liability; PROVIDED, HOWEVER, that ABNH will not be liable in any such case to the extent that any such claim, loss, damage or liability (i) arises out of or is based on any untrue statement or omission based upon and in conformity with written information furnished to ABNH by the Investor or such underwriter and stated to be specifically for use therein after ABNH has furnished the Investor with a sufficient number of copies thereof, or (ii) results solely from the failure of the Investor to deliver a copy of the current version of the registration statement, prospectus, offering circular or any amendments or supplements thereto after ABNH has furnished the Investor with a sufficient number of copies thereof.

                  (b) INDEMNIFICATION BY THE INVESTOR. The Investor shall indemnify and hold harmless ABNH, each of its directors, each of its officers who has signed the registration statement, each underwriter of the Registrable Securities, and each controlling person of any of the foregoing, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular, or other document relating to the Registrable Securities (or in any related registration statement, notification or the like) or any omission (or alleged omission)


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to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made therein in reliance upon and in conformity with written information furnished to ABNH by the Investor expressly for use therein, or by the failure of the Investor to deliver a copy of the current version of the registration statement, prospectus, offering circular, or any amendments or supplements thereto after ABNH has furnished the Investor with a sufficient number of copies thereof, and will reimburse ABNH and each such director, officer or controlling person for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, PROVIDED, HOWEVER, that the Investor will not be liable under this Section for losses, costs, damages or expenses exceeding in the aggregate the net proceeds to the Investor in such offering.

                  (c) PROCEDURES FOR INDEMNIFICATION. Each party entitled to indemnification under Subsection (a) or (b) of this Section 9 (the "INDEMNIFIED PARTY") shall give notice to the party required to provide indemnification (the "INDEMNIFYING PARTY") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; PROVIDED, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld); and, PROVIDED, FURTHER, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement. The Indemnified Party may participate in such defense at such party's expense; PROVIDED, HOWEVER, that the Indemnifying Party shall pay such expense if the Indemnified Party shall believe in good faith that representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party.

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                  (d) CONTRIBUTION. If the indemnification provided for in
Subsections (a) or (b) of this Section 9 is unavailable to any Indemnified Party thereunder in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to in such Subsections, then each person or entity that would have been an Indemnifying Party thereunder shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and such Indemnified Party on the other. The relative fault shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or such Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, or whether such losses, claims, damages or liabilities (or actions in respect thereof) arose out of the action or failure to act of one or more of such parties. Notwithstanding the foregoing, (i) the Investor will not be required to contribute any amount in excess of the net proceeds to the Investor of all Registrable Securities sold by the Investor pursuant to such registration statement, and (ii) no person or entity guilty of fraudulent misrepresentation, within the meaning of Section 11(f) of the Act, shall be entitled to contribution from any person or entity who is not guilty of such fraudulent misrepresentation.

         SECTION 10. REPORTS UNDER EXCHANGE ACT. With a view to making available to the Investor the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the Commission that may at any time permit the Investor to sell securities of ABNH to the public without registration or pursuant to a registration on Form S-3, ABNH agrees to use its best efforts to satisfy the requirements of all such rules and regulations (including the requirements for public information, registration under the Exchange Act and timely reporting to the Commission) at all times. ABNH will furnish to the Investor, whenever requested, a written statement as to its compliance with the reporting requirements of Rule 144, the Act and the Exchange Act, a copy of its most recent annual or quarterly report, and such other reports and information filed by ABNH as the Investor may reasonably request in connection with the sale of Registrable Securities without registration.

         SECTION 11. REGISTRATION RIGHTS OF OTHERS. ABNH will not, without the prior written consent of the Investor, grant to any other person or entity the right to (a) require ABNH to initiate the registration of any securities if such rights are superior to the rights of the Investor contained herein or (b) require ABNH to include in any registration, securities owned by the Investor without the consent of the Investor. ABNH represents and warrants as of the date hereof that it has not granted to any person or entity the right to require ABNH to initiate the registration of any securities or to include in any registration any securities owned by the Investor.

         SECTION 12. LOCK-UP AGREEMENT. The Investor agrees that in connection with any public offering of ABNH's Common Stock, and upon the request of the managing underwriter in such offering, the Investor will not sell any of ABNH's securities held by the Investor (other than those included in such registration) without the prior written consent of such underwriter, for such period of time as may be requested by such underwriter (not to exceed 90 days after the effective date of such registration). The obligation of the Investor under this
Section 12 is conditional upon the agreement of all of ABNH's officers and directors to be bound by the terms of this Section 12.

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         SECTION 13. INSIDER TRADING POLICY. At all times during which ABNH is subject to the reporting requirements of the Act, ABNH will use its reasonable best efforts to establish and maintain an internal policy with respect to officers, directors, employees and related persons and entities who possess material, non-public information of ABNH or any of its Subsidiaries (each, an "INSIDER") that is approved by the board of directors of ABNH.

         SECTION 14. NOTICES. All notices, demands, requests or other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered in person, or by United States mail, certified or registered with return receipt requested, or by nationally recognized overnight courier service, to the addresses of the respective parties for notices in accordance with the Purchase Agreement.

         SECTION 15. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, including any subsequent holders of Registrable Securities.

         SECTION 16. SURVIVAL. This Agreement, including without limitation the obligation of the parties under Section 9 hereof, shall survive indefinitely.

         SECTION 17. SEVERABILITY AND GOVERNING LAW. If any provision of this Agreement is rendered void, invalid or unenforceable by any court of law for any reason, such invalidity or unenforceability shall not void or render invalid or unenforceable any other provision of this Agreement. This Agreement is governed by and construed in accordance with the internal laws of The Commonwealth of Massachusetts.

         SECTION 18. AMENDMENTS, ETC. This Agreement may be changed, waived, discharged or terminated only with the written consent of both ABNH and the Investor.

         SECTION 19. COUNTERPARTS. This Agreement may be executed in one or more counterparts, and with counterpart signature pages, including facsimile counterpart signature pages, each of which shall be an original, but all of which together shall constitute one in the same Agreement.

                            [SIGNATURE PAGE FOLLOWS.]

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         IN WITNESS WHEREOF, the parties hereto have executed and delivered this
Agreement as a sealed instrument as of the date first above written.


                                          AMERICAN BANK NOTE HOLOGRAPHICS, INC.


                                          /s/ Kenneth Traub
                                          --------------------------------------
                                          By:  Kenneth Traub
                                          Its: President and Chief
                                               Executive Officer



                                          CRANE & CO., INC.


                                          --------------------------------------
                                          By:
                                          Its:

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as a sealed instrument as of the date first above written.


                                          AMERICAN BANK NOTE HOLOGRAPHICS, INC.



                                          --------------------------------------
                                          By:
                                          Its:



                                          CRANE & CO., INC.

                                           /s/ Lansing E. Crane
                                          --------------------------------------
                                          By:
                                          Its: